Exhibit 99.5

1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03VW5C + + A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting Proxy Card 1. Proposal to approve the Agreement and Plan of Merger, dated as of July 24, 2023, as it may be amended from time to time, by and between Atlantic Union Bankshares Corporation (“Atlantic Union”) and American National Bankshares Inc. (“American National”), under which American National will merge with and into Atlantic Union, with Atlantic Union continuing as the surviving corporation (the “merger”). 2. Proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of American National that is based on or otherwise relates to the merger. For Against Abstain 3. Proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of Proposal 1. For Against Abstain 4. To act upon any other matter that may properly come before the special meeting or any adjournment thereof. For Against Abstain 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 589834 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/AMNB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by November 13, 2023 at 5:00 PM, Eastern Time. Your vote matters – here’s how to vote!

SPECIAL MEETING OF SHAREHOLDERS — NOVEMBER 14, 2023, 10:00 A.M., EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Nancy Howell Agee, John H. Love and Ronda M. Penn, and each or any of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as directed by the undersigned on the accompanying proxy, all of the shares of common stock of American National Bankshares Inc. (“American National”) held of record by the undersigned at the close of business on September 26, 2023 at the Special Meeting of Shareholders of American National to be held on November 14, 2023, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present. Shares represented by this proxy, if properly executed, will be voted as directed by the undersigned on the accompanying proxy. If no contrary indication is made, this proxy will be voted in favor of Proposals 1, 2, and 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the special meeting. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. REVOCABLE PROXY — AMERICAN NATIONAL BANKSHARES INC. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Special Meeting Admission Ticket Special Meeting of American National Bankshares Inc. Shareholders November 14, 2023, 10:00 A.M. The Wednesday Club 1002 Main Street, Danville, VA 24541 Upon arrival, please present this admission ticket and photo identification at the registration desk.